UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                                March 31, 1998
                Date of Report (Date of earliest event reported)


                              Community Banks, Inc.
             (Exact name of registrant as specified in its charter)





            Pennsylvania                      0-15786     23-2251762
          (State or other jurisdiction      (Commission  (IRS Employer
           of incorporation or organization) File Number) ID No.)




                      150 Market Street
                  Millersburg, Pennsylvania               17061
          (Address of principal executive offices)     (Zip Code)




                                 (717) 692-4781
             (registrant's telephone number, including area code)



                                 Not Applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)






          Item 2.  Acquisition or Disposition of Assets.

                   On March 31, 1998 (the "Effective Date") Registrant acquired The Peoples State Bank of East Berlin ("Peoples") as a wholly owned banking subsidiary of Registrant. The merger was affected pursuant to an Agreement and Plan of Merger dated October 28, 1997 (the "Merger Agreement") between Registrant and Peoples.

                   Pursuant to the terms of the Merger Agreement, on the Effective Date, each share of Peoples common stock, par value of $1.00, issued and outstanding was converted into the right to receive 0.889 shares of the Registrant's common stock, $5.00 par value, as determined by the Merger Agreement.

                   In the Merger, approximately 1,490,000 shares of Peoples outstanding common stock were exchanged for approximately 1,325,000 shares of common stock of Registrant. The remaining shares of Peoples outstanding common stock which represented fractional shares were exchanged for cash in the amount of $40.72 per share. Funds needed to pay the cash portion of the purchase price were obtained internally by liquidation of short-term investments. The total consideration associated with the Merger approximated $53,400,000.

                   Within ten business days after the Effective Date, Registrant sent to each person who on the Effective Date was a holder of record of Peoples' common stock transmittal materials and instructions for surrendering certificates for Peoples' common stock in exchange for the number of whole shares of Registrant's common stock to which such person is entitled pursuant to the exchange ratio. No certificates for fractional shares of Registrant's common stock will be issued. Registrant will furnish to any holder of common stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Registrant's common stock represented by the certificates so surrendered in accordance with the exchange ratio.

                   There were no relationships, material or otherwise, between Peoples and the Registrant or any of the Registrant's affiliates, or any director or officer of the Registrant, or any associate of any such director or officer prior to the Effective Date. In accordance with the Merger Agreement, Eddie L. Dunklebarger, Harry B. Nell, Earl L. Mummert, and Wayne H. Mummert, Directors of Peoples, will be named to CBI's Board of Directors.

                   For additional information regarding the Merger, Peoples and the Merger Agreement, reference is made to the Joint Proxy Statement/Prospectus dated January 9, 1998 included in Registrant's Registration Statement No. 33-42941 on Form S-4 dated December 22, 1997.

          Item 7.  Financial Statements and Exhibits.

                   (a)  Financial Statements:

                   Pursuant to Item 7(a)(4) of Form 8-K, Registrant is not providing the required financial statements with this Current Report on Form 8-K because to do so would be impracticable. The Registrant will file such financial information as can be generated within the 60 day period following the date by which this Current Report on Form 8-K must be filed as provided in Item 7(a)(4).

                   (b)  Pro Forma Financial Information

                   Pursuant to Item 7(a)(4) of Form 8-K, Registrant is not providing the required financial statements with this Current Report on Form 8-K because to do so would be impracticable. The Registrant will file such financial information as can be generated within the 60 day period following the date by which this Current Report on Form 8-K must be filed as provided in Item 7(a)(4).

                  (c)  Exhibits:

                       (2)  Plan of Acquisition, Reorganization,
                            Arrangement, Liquidation or Succession.

                   Incorporated by reference is the Joint Proxy
          Statement/Prospectus dated January 9, 1998 included in
          Registrant's Registration Statement No. 33-42941 on Form S-4 dated December 22, 1997.

                      (28)  Additional Exhibits.

                   The press release of the Registrant dated October 28, 1997, regarding consummation of the Merger is included on pages 4 and 5.

                                   SIGNATURES



                   Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Community Banks, Inc.






          Date:  April 13, 1998         By:/s/   Terry L. Burrows
                                                 Terry L. Burrows
                                              Executive Vice President
                                              Chief Financial Officer

                                  PRESS RELEASE

                              COMMUNITY BANKS, INC.


          FOR IMMEDIATE RELEASE:
          Millersburg, Pennsylvania            Date:  October 28, 1997


                COMMUNITY BANKS, INC. AND THE PEOPLES STATE BANK
                          EXECUTE DEFINITIVE AGREEMENT


          MILLERSBURG, PA-Community Banks, Inc. (AMEX:CTY) and The Peoples State Bank (NASDAQ:PSEB) jointly announced today that they have entered into a definitive agreement providing for the affiliation of the two institutions.

          Under the term of the definitive agreement, Peoples State Bank and Community Banks, N.A. will be run as separate subsidiary banks of Community and Community will exchange .889 shares of Community common stock for each share of Peoples' common stock outstanding in a tax-free exchange. Based on Community's closing price yesterday, the shares of Community to be received by the Peoples shareholders would have a value of $55.9 million, or $37.56 per share. In relation to Community's closing price of $42.25, the transaction consideration is approximately 2.77 times Peoples' September 30, 1997 book value of $13.54 per share and 25.7 times its LTM earnings of $1.46 per share. The transaction will be accounted for as a pooling of interests and, pending regulatory and shareholder approvals, is expected to be completed in the first half of 1998. In addition, Peoples has granted to Community an option, exercisable under certain conditions, to purchase up to 19.9% of Peoples' outstanding common shares.

          Community is headquartered in Millersburg, PA. Its banking subsidiary, Community Banks, N.A. currently operates 21 banking offices in Dauphin, Schuylkill, Northumberland, and Luzerne counties. In addition, it operates Community Banks Investments, Inc. and Community Banks Life Insurance Co., Inc. Community has a twenty-second office planed to open in Pottsville later this year.

          Peoples State Bank is headquartered in East Berlin, PA, and currently operates 6 full service banking offices and 23 ATM locations in Adams and York counties.

          Based on September 30, 1997, financial data, the combined organization will have approximately $705 million in total assets, $440 million in loans, $545 million in deposits, and $71 million in total equity. At consummation, it is expected the banking subsidiaries will have 28 full service banking offices, and 50 ATMs in service.

          Thomas L. Miller, Chairman and Chief Executive Officer of Community commented: "Peoples State Bank is an outstanding banking organization which shares our philosophy of community banking. By combining under one holding company, our two banks will be in a position to better serve our customers, and will support Peoples' significant growth in the York and Adams county markets."

          Carlton Jacobs, Chairman of Peoples stated "We are pleased to become part of Community Banks, Inc. Community has a long history of excellent performance and customer service."

          Upon consummation, Eddie Dunklebarger, President and CEO of Peoples, will assume the additional role of President and CEO of Community Banks, Inc. Ernest L. Lowe, current President of Community Banks, Inc., will assume the role of Chairman upon the retirement of Mr. Miller, and will become President and CEO of Community Banks, N.A. at that time. He will continue in these positions after the affiliation. Four directors of Peoples will join the Board of Directors of Community Banks, Inc., and three directors of Peoples will join the Community Executive Committee. There are no planned changes in the Boards or management of Peoples State Bank and Community Banks, N.A.

          Mr. Dunklebarger commented, "I am very excited about this partnership. Community and Peoples share the philosophy of traditional community banking and local decision making. Together each bank will be better positioned to respond to all of our customer's needs in our very competitive but distinctly different markets." Mr. Lowe said, "We are elated to have Eddie Dunklebarger and his management team join our organization. The shareholders, customers and communities of both organizations will definitely benefit from this combination."